AMENDMENT TO SCHEDULE A
                                     OF THE
                     SUB-ADMINISTRATIVE SERVICES AGREEMENT

This Schedule A to the Sub-Administrative Services Agreement (the "Agreement") dated January 1, 2001, as amended, by and between SEI Investments Mutual Funds Services and PBHG Insurance Series Fund, is amended as of the ___ day of ______, 2002 to add the PBHG Stable Value Portfolio. The Portfolios of PBHG Insurance Series Fund that will receive services pursuant to this Agreement are:

PBHG GROWTH II PORTFOLIO
PBHG LARGE CAP GROWTH PORTFOLIO
PBHG MID-CAP VALUE PORTFOLIO
PBHG SELECT 20 PORTFOLIO
PBHG SELECT VALUE PORTFOLIO
PBHG SMALL CAP GROWTH PORTFOLIO
PBHG SMALL CAP VALUE PORTFOLIO
PBHG STABLE VALUE PORTFOLIO
PBHG TECHNOLOGY & COMMUNICATIONS PORTFOLIO


Date: _________, 2002

               PBHG FUND SERVICES

               By:________________________________

               Title:_____________________________

               SEI INVESTMENTS MUTUAL FUNDS SERVICES

               By:________________________________

               Title:_____________________________